UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 19, 2014 (March 13, 2014)

STAFFING 360 SOLUTIONS, INC.

(Exact name of registrant as specified in its charter)

Nevada	333-169152	68-0680859
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

641 Lexington Ave

Suite 1526

New York, NY 10022

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: 212.634.6410

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 3.02.	Unregistered Sales of Equity Securities.

Private Placement Offering

On March 13, 2014, Staffing 360 Solutions, Inc. (the “Company”) successfully completed its Private Placement Offering (as defined below) of the Maximum Amount (as defined below) of $10,000,000.

From January 28, 2014 through March 13, 2014, the Company conducted additional closings consisting of 69.54 Units for an aggregate of $1,738,500 to 32 accredited investors. The closings were part of a “best efforts” private placement offering (the “Private Placement Offering”) of up to $10,000,000 (the “Maximum Amount”) consisting of up to 400 units (the “Units”) of the Company, with each Unit consisting of (i) 25,000 shares (the “Shares”) of Common Stock priced at $1.00 per share and (ii) warrants (the “Warrants”) to purchase 12,500 shares (the “Warrant Shares”), at an exercise price of $2.00 per Warrant Share. The sale of the Units qualified for exemption under Rule 506(b) promulgated under Section 4(a)(2) of the Securities Act since the issuance of these securities by the Company did not involve a “public offering” and the Company only accepted investments from accredited investors.

As of the final closing, the Company received an aggregate amount of $10,000,000 from a total of 137 accredited investors and issued an aggregate of 400 Units, which consisted of a total of 10,000,000 shares of Common Stock and 5,000,000 Warrants.

In connection with the Private Placement Offering, the Company retained Accelerated Capital Group, Inc. as the placement agent for a significant portion of the Private Placement Offering. For acting as placement agent, the Company agreed to pay Accelerated Capital Group: (i) a fee in cash up to an amount equal to ten percent (10%) of the aggregate gross proceeds raised by such broker in the Private Placement Offering, (ii) a non-accountable expense allowance of up to two percent (2%) of the aggregate gross proceeds raised by such broker in the Private Placement Offering, and (iii) shares of Common Stock equal to an amount up to ten percent (10%) of the aggregate number of shares of Common Stock issued in connection with funds raised by the broker in the Private Placement Offering. As of the final closing, the Company paid the placement agent an aggregate consideration of $1,105,380 and issued an aggregate of 921,150 shares of Common Stock.

As of the final closing of the Private Placement Offering, all of the investors in certain 12% Unsecured Convertible Promissory Notes (the “Notes”) that were issued in connection with that certain bridge offering for an aggregate of $1,655,000, as disclosed on the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on December 12, 2013 (the “Bridge Offering”), elected to convert all of the respective Notes, plus accrued interest, into Units at the same terms of the Private Placement Offering. This resulted in the aggregate issuance of an additional 1,727,058 shares of Common Stock to the Note holders.

Further, in connection with this conversion, the Company issued to Accelerated Capital Group, Inc., the placement agent for the Bridge Offering, an additional 345,412 shares of Common Stock, which is equal to 20% of the shares of Common Stock issued to the Note holders upon such conversion.

Item 8.01.	Other Events.

On March 19, 2014, the Company issued a press release announcing the final closing of the Private Placement Offering, a copy of which is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

The exhibits listed in the following Exhibit Index are filed as part of this current report.

Exhibit No.	Description
99.1	Press Release dated March 19, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 19, 2014

STAFFING 360 SOLUTIONS, INC.

By:	/s/ Alfonso J. Cervantes
Alfonso J. Cervantes President